Exhibit 99.1

Contact: J. Todd Scruggs, Executive Vice President and CFO

(434) 846-2000

tscruggs@bankofthejames.com

For Immediate Release

Bank of the James Financial Group, Inc. Announces Results

For 2nd Quarter 2010

Lynchburg, Va., July 21, 2010………Bank of the James Financial Group, Inc. (OTCBB:BOJF) (quarterly consolidated results unaudited) reported today total net income after tax of $770,000 or $0.23 per basic and diluted share for the quarter ended June 30, 2010 and $1,136,000 or $0.34 per basic and diluted share year-to-date compared to net income of $185,000 or $0.06 per basic and diluted share and $379,000 or $0.12 per basic and diluted share for the respective periods a year ago. All earnings per share amounts have been adjusted to reflect the 10% stock dividend declared by Bank of the James Financial Group, Inc. (the “Company”) at the annual shareholder’s meeting on May 18, 2010 and payable on July 23, 2010 to shareholders of record as of June 21, 2010, as well as all previously declared and paid stock dividends.

Robert R. Chapman III, President of the Bank commented, “We are pleased with the performance of the Bank, particularly in light of the difficult economic circumstances. Our results are a testament to the hard work of our employees and the leadership of our board of directors and management team.”

The increase in net income is primarily attributable to an improvement in the net interest margin resulting from a decrease in the cost of interest bearing liabilities, primarily certificates of deposit and savings accounts. The net interest margin improved from 3.17% during the three month period ended June 30, 2009 to 4.24% during the same period ended June 30, 2010. The stronger margin translated into net interest income of $3,978,000 during the three month period ended June 30, 2010 as compared to $2,845,000 during the same period a year ago, an increase of $1,133,000 or 39.8%. Interest income increased by 7.3% and interest expense decreased by 33.7% compared to the same three month period a year ago.

Also contributing to the increase in net income during the quarter was an increase in non-interest income. Non-interest income increased to $912,000 for the three month period ended June 30, 2010 from $806,000 during the same three month period a year ago, an increase of 13.2%.

Deposits decreased from $375,772,000 as of December 31, 2009 to $355,355,000 as of June 30, 2010, a decrease of $20,417,000 or 5.4%. This decrease resulted largely from the initial withdrawal of deposits resulting from the decrease in the interest rate paid on the 2010 Savings Account in March 2010.

Bank of the James Financial Group, Inc., Page 2

Loans, net of the allowance for loan loss, also showed slight growth in the second quarter and year-to-date. Loans increased from $318,452,000 as of December 31, 2009 to $324,960,000 as of June 30, 2010, an increase of $6,508,000 or 2.0%. Requests for loans continue to be steady and in light of the current environment underwriting standards remain stringent.

The loan loss provision in the second quarter of 2010 was $448,000 as compared to $611,000 during the same period a year ago. Nonperforming assets increased by $1,573,000 during the quarter ended June 30, 2010. During 2009 and the first six months of 2010, the quality of certain classes of our assets declined. Specifically, as a result of the economic downturn, commercial development loans and residential speculative housing construction loans were impacted by a decline in the value of the collateral supporting those loans. Despite this decline in asset quality, management believes that it has been proactive in quantifying and mitigating the risk including in some cases the successful liquidation of real property serving as collateral for these loans. The overall majority of the increase since December 31, 2009 is related to several loans to one relationship. Management believes the current reserve of 1.43% remains adequate.

Bank of the James, a wholly owned subsidiary of Bank of the James Financial Group, Inc., currently operates nine full service locations as well as mortgage origination offices in Forest and Moneta, Virginia. Bank of the James also offers insurance services and products through its BOTJ Investment Services division, also located in the Church Street office. Bank of the James Financial Group, Inc. common stock is quoted on the Over The Counter Bulletin Board under the symbol “BOJF” (some web sites require BOJF.OB to quote).

Selected financial highlights are shown below.

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Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof identify certain of such forward-looking statements which speak only as of the dates on which they were made. Bank of the James Financial Group (the “Company”) undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Such factors include, but are not limited to competition, general economic conditions, potential changes in interest rates, and changes in the value of real estate securing loans made by Bank of the James (the “Bank”), a subsidiary of Bank of the James Financial Group, Inc. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission and previously filed by the Bank (as predecessor of the Company) with the Federal Reserve Board.

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Bank of the James Financial Group, Inc. and Subsidiaries

(000’s) except ratios and percent data

Unaudited

Selected Data:	Three months ending June 30, 2010	Three months ending June 30, 2009	Change	Year to date June 30, 2010	Year to date June 30, 2009	Change
Interest income	$5,473	$5,101	7.29%	$10,841	$9,602	12.90%
Interest expense	1,495	2,256	-33.73%	3,574	4,304	-16.96%
Net interest income	3,978	2,845	39.82%	7,267	5,298	37.16%
Provision for loan losses	448	611	-26.68%	835	933	-10.50%
Noninterest income	912	806	13.15%	1,712	1,691	1.24%
Noninterest expense	3,307	2,765	19.60%	6,465	5,493	17.70%
Income taxes	365	90	305.56%	543	184	195.11%
Net income	770	185	316.22%	1,136	379	199.74%
Weighted average shares outstanding	3,296,457	3,248,742	1.47%	3,293,180	3,247,301	1.41%
Basic net income per share	$0.23	$0.06	$0.17	$0.34	$0.12	$0.22
Fully diluted net income per share	$0.23	$0.06	$0.17	$0.34	$0.12	$0.22

Balance Sheet at period end:	June 30, 2010	Dec 31, 2009	Change	June 30, 2009	Dec 31, 2008	Change
Loans, net	$324,960	$318,452	2.04%	$302,423	$274,890	10.02%
Total securities	42,006	60,789	-30.90%	48,328	22,130	118.38%
Total deposits	355,355	375,772	-5.43%	332,340	268,111	23.96%
Stockholders’ equity	25,609	23,725	7.94%	24,077	24,635	-2.27%
Total assets	407,234	437,681	-6.96%	396,965	328,605	20.80%
Shares outstanding	3,301,399	3,289,867	11,532	3,248,854	3,245,845	3,009
Book value per share	$7.76	$7.21	0.55	$7.41	$7.59	$(0.18)

Daily averages:	Three months ending Jun 30, 2010	Three months ending Jun 30, 2009	Change	Year to date Jun 30, 2010	Year to date Jun 30, 2009	Change
Loans, net	$324,048	$296,440	9.31%	$322,824	$288,385	11.94%
Total securities	43,761	46,708	-6.31%	47,895	41,044	16.69%
Total deposits	355,724	319,802	11.23%	365,140	307,619	18.70%
Stockholders’ equity	24,597	24,802	-0.83%	24,401	24,890	-1.96%
Interest earning assets	376,021	359,701	4.54%	384,251	345,701	11.15%
Interest bearing liabilities	337,759	319,605	5.68%	350,207	306,762	14.16%
Total assets	407,339	384,501	5.94%	418,615	369,600	13.26%

Financial Ratios:	Three months ending Jun 30, 2010	Three months ending Jun 30, 2009	Change	Year to date Jun 30, 2010	Year to date Jun 30, 2009	Change
Return on average assets	0.76%	0.19%	0.57	0.55%	0.21%	0.34
Return on average equity	12.56%	3.07%	9.49	9.39%	3.13%	6.26
Net interest margin	4.24%	3.17%	1.07	3.81%	3.09%	0.72
Efficiency ratio	67.63%	75.73%	(8.10)	72.00%	78.59%	(6.59)
Average equity to average assets	6.04%	6.45%	(0.41)	5.83%	6.73%	(0.91)

Allowance for loan losses:	Three months ending Jun 30, 2010	Three months ending Jun 30, 2009	Change	Year to date Jun 30, 2010	Year to date Jun 30, 2009	Change
Beginning balance	$4,644	$3,004	54.59%	$4,288	$2,859	49.98%
Provision for losses	448	611	-26.68%	835	933	-10.50%
Charge-offs	(463)	(309)	49.84%	(689)	(500)	37.80%
Recoveries	79	17	364.71%	274	31	783.87%
Ending balance	4,708	3,323	41.68%	4,708	3,323	41.68%

Nonperforming assets:	Jun 30, 2010	Dec 31, 2009	Change	Jun 30, 2009	Dec 31, 2008	Change
Total nonperforming loans	$8,215	$5,687	44.45%	$2,605	$3,859	-32.50%
Other real estate owned	1,680	666	N/A	2,359	81	2,812.35%
Total nonperforming assets	9,895	6,353	55.75%	4,964	3,940	25.99%

Asset quality ratios:	Jun 30, 2010	Dec 31, 2009	Change	Jun 30, 2009	Dec 31, 2008	Change
Nonperforming loans to total loans	2.49%	1.76%	0.73	0.85%	1.39%	(0.54)
Allowance for loan losses to total loans	1.43%	1.33%	0.10	1.09%	1.03%	0.06
Allowance for loan losses to nonperforming loans	57.31%	75.40%	(18.09)	127.56%	74.09%	53.48